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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)         June 29, 2001
                                                --------------------------------


                            VOICEFLASH NETWORKS, INC.
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             (Exact name of registrant as specified in its charter)


         FLORIDA                          0-24283              65 062 3427
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(State or other jurisdiction          (Commission File        (IRS Employer
 or incorporation)                         Number)          Identification No.)


           6401 CONGRESS AVENUE, SUITE 250, BOCA RATON, FLORIDA 33487
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          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code      (561) 994-3223
                                                   --------------------------


                           REGISTRY MAGIC INCORPORATED
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          (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Effective June 29, 2001, Bristol Retail Solutions, Inc. ("Bristol") merged with and into Registry Magic Acquisition Corporation, a wholly-owned subsidiary of Voiceflash Networks, Inc. ("Voiceflash"). In connection with the merger, Voiceflash changed its name from Registry Magic Incorporated to Voiceflash Networks, Inc. In addition, Voiceflash amended its Articles of Incorporation to increase the number of authorized common stock from 30,000,000 shares to 50,000,000 and amended its 1999 Stock Option Plan to increase the total number of shares of common stock available under the Plan from 500,000 shares to 5,000,000 shares.

         Pursuant to the terms of the merger, each share of outstanding Bristol common stock was exchanged for $.65 of a share of Voiceflash common stock and each outstanding publicly traded common stock purchase warrant of Bristol was assumed by Voiceflash and converted into a common stock purchase warrant of Voiceflash under the same terms and conditions as were applicable to Bristol's publicly-traded warrants.

         The foregoing summary of the merger is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which has been filed with the Amendment to Form S-4 Registration Statement dated May 9, 2001.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

         (1) Articles of Merger filed with the State of Florida by RMAG Acquisition Corp., dated June 29, 2001.

         (2) Certificate of Merger filed with the State of Delaware by Bristol Retail Solutions, Inc., dated June 28, 2001.

         (3) Articles of Amendment to the Articles of Incorporation of Voiceflash Networks, Inc., dated June 22, 2001.

         (4)      Press Release dated July 2, 2001.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VOICEFLASH NETWORKS, INC.


                                       By: /s/ Lawrence Cohen
                                           -------------------------------------
                                           Lawrence Cohen, Chairman

DATED: July 2, 2001




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